EMPLOYMENT AGREEMENT dated June 23, 2010, between Roadships Holdings, Inc., a Delaware Corporation, with a principal place of business at City Center, 525 North Tryon Street, Suite 1600, Charlotte NC 28202  ( “Company”) and Voltaire Gomez, an individual residing at 141 Orange Ave. #203, Coronado, CA 92118 (“Executive”).

R E C I T A L S

Whereas, Executive’s leadership and services shall constitute a major factor in the successful growth and development of the Company, its subsidiaries and affiliates; and

Whereas, the Company desires to employ and retain the unique experience, ability and services of Executive as Vice President and Director, and desires to retain Executive’s services in an advisory and consulting capacity and to prevent any other competitive business from securing his services and utilizing his experience, background and expertise.

Whereas, the terms, conditions and undertakings of this Agreement were submitted to, and duly approved and authorized by the Company’s Board of Directors at a meeting held on May 20, 2010.

NOW THEREFORE in consideration of the mutual promises, terms, conditions and undertakings hereinafter set forth, it is agreed between the parties as follows:

1.	Employment

 (a)  Executive Employment:  The Company employs Executive and Executive accepts employment in a principal executive and managerial capacity until June 24, 2013.  After January 1, 2011, either Executive or the Company may, at any time terminate Executive’s Executive Employment subject to the restrictions and conditions hereinafter contained on four (4) months prior written notice to the other party.

(b) Automatic Renewal:  This Agreement shall be renewed automatically for succeeding terms of three (3) years each unless either party gives written notice to the other at least ninety (90) days prior to the expiration of any term of Executive’s or Company’s intention not to renew pursuant to Company’s bylaws.

(c)  “Executive Employment” Defined:  “Executive Employment” as used herein refers to the entire period of employment of Executive by Company, whether for the periods provided above, or whether terminated earlier as hereinafter provided or extended by mutual agreement between the Company and Executive.

(d) Advisory Period:  If Executive’s Executive Employment is terminated as provided for in paragraph (a) above and such termination was not with cause, then the Company shall have the option to retain him as an advisor and consultant for a period of two years after termination (the “Advisory Period”).

2.           Duties and obligations.

(a) Executive shall serve as Executive Vice President of the Company.  In Executive’s capacity, Executive shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of Company, including business development, acquisition strategist, managerial finance, MNA structure and execution, operations coordinator and day to day corporate operations.

(b) During the period of Executive’s Executive Employment, Executive shall devote full time to such employment.  If elected, he shall serve as a director and/or officer of the Company and any of its subsidiaries and affiliates (hereinafter collectively referred to as “Company Subsidiaries”) and shall perform duties customarily incidental to such offices and all other duties the Board of Directors of the Company and the Company Subsidiaries or affiliates, may, from time to time, assign to Executive.  If Executive is presently a member of the Board and/or an officer of the Company and a member of the Board and/or an officer of the Company Subsidiaries and affiliates, then Executive shall perform duties customarily incidental to such offices and all other duties the Board of Directors may, from time to time assign, and have assigned to him.

(c)  During the term of employment, Executive shall diligently and conscientiously devote his entire time, attention and effort to the tasks which Company or its owners shall assign to him.  The expenditure of time for educational, charitable and professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required under this Agreement and shall not require the prior written consent of the Board of Directors.  If the Executive is elected or appointed as a director or committee member, Executive shall serve in such capacity or capacities without further compensation unless agreed to in writing by the parties hereto. Nothing herein shall be construed, however, to require the Executive’s election or appointment as a director or an officer.

(d) The Executive shall exert his best efforts and devote substantially all of his time and attention to the Company's affairs. The Executive shall be in charge of the operation of the Company, and shall have full authority and responsibility, subject to the general direction, approval, and control of the Company's Board of Directors, for formulating policies and administering the Company. Executive’s powers shall include the authority to hire and fire Company personnel and to retain consultants when Executive deems necessary to implement Company policies.  Executive shall at all times, discharge his duties in consultation with, and under the supervision of, the Company’s Board of Directors.  In the performance of Executive’s duties, Executive shall make his principal office in such place as the Company’s Board of Directors and Executive may, from time to time, agree.

(e)  Competitive Activities and Restrictions.

(1)  During the term of this contract Executive shall not, directly or indirectly, either as an employee, company, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Company without the prior written consent of the Company.

(2) Executive agrees that during the term of this contract and for a period of three (3) years after termination of this Agreement, Executive shall not directly or indirectly solicit, hire, recruit, or encourage any other employee of Company to leave Company.

(3)  Restrictive Covenant.  For a period of three (3) years after the termination or expiration of this Agreement, the Executive shall not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to the type of business conducted by the Company at the time this Agreement terminates.  Because of the global nature of the shipping and logistics industry and since the parties intend to operate the company internationally, the radius (the “Radius”) of this restrictive covenant shall include but not by way of limitation all of North America, South America, Australia and New Zealand, Asia, Europe, Antarctica, Greenland, Africa and any area deemed to be international waters or transboundary waters as defined from time to time. In the event of the Executive's actual or threatened breach of this paragraph, the Company shall be entitled to a preliminary restraining order and injunction restraining the Executive from violating its provisions. Nothing in this Agreement shall be construed to prohibit the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Executive.

(4)  For a period of thirty-six (36) months after this Agreement has been terminated for any reason, regardless of whether the termination is initiated by Company or Executive, or for a period of time equal to the length of Executive's employment with Company if such tenure is less than thirty-six (36) months, Executive will not, directly or indirectly, solicit any person, company, firm, or corporation who is or was a customer of Company during a period of five (5) years prior to the termination of Executive's employment. Executive agrees not to solicit such customers on behalf of himself or any other person, firm, company, or corporation.

(5) The Executive agrees that for a period of six (6) months after the termination of his employment with Company, regardless of whether the termination was initiated by Company or Executive, he will not accept employment with, or act as a consultant, contractor, advisor, or in any other capacity for, a competitor of the Company, or enter into competition with the Company, either by himself or through any entity owned or managed in whole or in part by the Executive, within the Radius. The term ''competitor,'' as used herein, means any entity primarily engaged in the business of shipping, logistics, short sea shipping, designing, building and operations, or primarily engaged in any other business in which Company engages subsequent to the date of this Agreement.

(6) The parties have attempted to limit Executive's right to compete only to the extent necessary to protect Company from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant or the Radius is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes the covenant is reasonable under the circumstances existing at that time.
(7) Executive further acknowledges that (i) in the event Executive’s employment with Company terminates for any reason, regardless of whether the termination is initiated by Company or Executive, Executive will be able to earn a livelihood without violating the foregoing restrictions; and (ii) Executive’s ability to earn a livelihood without violating such restrictions is a material condition of Executive’s employment with Company.

(f)  Uniqueness of Executive’s Services.  Executive represents and agrees that the services to be performed under the terms of this contract are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Executive therefore expressly agrees that Company, in addition to any other rights or remedies that Company may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this contract by Executive.

(g) Matters Requiring Consent of the Board of Directors:  Executive shall not, without the specific approval of Company’s Board of Directors, do or contract to do any of the following:

(1) Borrow, or otherwise assume liability, on behalf of Company during any fiscal year an amount in excess of Five Hundred ($500) Dollars;

(2) Permit any customer or client of Company to become indebted to Company in an amount in excess of Five Hundred ($500) Dollars;

(3) Purchase capital equipment for amounts in excess of the amounts budgeted and approved for expenditure by the Board of Directors;

(4) Sell any single capital asset of Company having a market value in excess of Five Hundred ($500) Dollars or a total of capital assets during a fiscal year having a market value in excess of Five Hundred  ($500) Dollars; and

(5) Commit the Company to an expenditure of more than Five Hundred ($500) Dollars in the development and sale of new products and services.

3.           Vacations and Personal days.  Executive shall be entitled to annual vacations, during which time his Salary and compensation shall be paid, in a manner commensurate with his status as a principal executive, which shall be two weeks per year.  Executive shall be entitled to five (5) unauthorized absences per year and five (5) personal days. The personal days must be scheduled in advance and are subject to the requirements of the Company.  Any unused Vacation and Personal days can be accrued from year to year.

4.           Salary, Compensation, Incentives and Benefits.

(a) Executive’s salary shall be set at the discretion of the Board of Directors from time to time.

(b) Bonus Incentive Package.

(1) No incentive compensation package has been contemplated.

(2)  No Profit-Sharing Based on Performance package has been contemplated.

(3) No Stock Bonus package has been contemplated.

(4) Warrants.

(i)  Company hereby grants Executive Warrants for the purchase of Ten Million (10,000,000) shares of Company's common stock as compensation for services rendered or to be rendered (equates to $0.001 per share), for a period of three years from the date of this Agreement. The warrants may be exercised in whole or in part, but may only be exercised in lots of Twenty Five Thousand (25,000) shares. Executive shall not have any of the rights of, nor be treated as, a shareholder with respect to the shares subject to these warrants until Executive has exercised the warrant and has become the shareholder of record of those shares.

(ii) The warrants are not assignable.

(iii) The warrants may only be exercised by Executive for three years following the date of this Agreement. However, in the event that the employment term is terminated by Company for any reason, Executive shall NOT retain the right to exercise any unused portion of the warrants.

(c)  Deferred Compensation. N/A.

(d)  Salary Continuation During Permanent Disability.  If Executive for any reason whatsoever becomes permanently disabled so that Executive is unable to perform the duties prescribed herein, this Agreement may be terminated at the option of the Company.

(e) Effect of Death.  If Executive dies during the term of this Agreement, the Company shall have the option to terminate.

(f) This Agreement shall not be in lieu of any rights, benefits and privileges to which Executive may be entitled to as an Executive of the Company under any retirement, pension, profit-sharing, insurance, hospital or other plans which may now be in effect or which may hereafter be adopted.  Executive shall have the same rights and privileges to participate in such plans and benefits as any other Executive during Executive’s period of Executive Employment.

(g)  Company agrees to include Executive in the full coverage of medical, dental, and eye care insurance if such coverage is acquired.

(h) Executive is entitled to receive from Company all fringe benefits in effect for Company’s principal executive officers.

5.	Advisory Compensation.

(a)  Payment and services.  During the Advisory Period, the Company shall pay to Executive an annual compensation equal to one-half of his Salary during the last twelve month period of Executive’s employment (“Advisory Compensation”), to be paid in equal monthly installments on the fifteenth (15th) day of each month.  While receiving such Advisory Compensation, Executive shall, at all reasonable times, to the extent his physical and mental condition permits, be available to consult with and advise the Company’s officers, directors and other representatives.  If Executive’s physical or mental condition prevents him from fulfilling his consulting or advisory duties, Executive shall still be entitled to the Advisory Compensation during the entire Advisory Period.  The parties agree that this advice and counsel shall not entail full time service and shall be consistent with Executive's retirement status

(b) Location:  Executive shall not be required, without his prior written consent, to render advisory services at any place other than the principal place of business of the Company, if Executive moves more than twenty-five (25) miles away from the Company’s principal place of business.

(c) Restriction:  During the Advisory Period Executive shall be deemed to be an independent contractor and shall be permitted to engage in any business or perform services for his own account, provided that such business and services shall not be in competition with, or be for a company that is in competition with, the Company or its subsidiaries or affiliates.

6.           Expenses.

(a) The Company recognizes that Executive will have to incur certain out of pocket expenses related to his services and the Company’s business and that it will be extremely difficult to account for such expenses. It is understood that Executive’s Salary and compensation is intended to cover all such out-of-pocket expenses. The Company, however, shall reimburse Executive for any specific preapproved expenditure incurred for travel, lodging, entertainment and similar items upon the presentation to Company of an itemized account of such expenditures.  Each such expenditure shall be reimbursable only if it is of a nature qualifying it as a proper deduction on the federal and state income tax return of Company.  Notwithstanding the foregoing, during the Advisory Period the Company shall reimburse Executive for all preapproved expenses incident to the rendering of advisory and consultant services.

7.           Insurance. N/A.

8.           Indemnification. The Company shall indemnify the Executive and hold him harmless for all acts or decisions made by him in good faith while performing services for the Company and Company Subsidiaries and affiliates. The Company shall also use its best efforts to obtain coverage for him under any insurance policy now in force or hereinafter obtained during the term of this Agreement covering the other officers and directors of the Company and Company Subsidiaries and affiliates against lawsuits. The Company shall pay all expenses including attorney's fees, actually and necessarily incurred by the Executive in connection with the defense of such act, suit or proceeding, and in connection with any related appeal, including the cost of court settlements.

9.           Incapacity and Termination.

(a) "Cause" for termination shall mean (i) Employee's final conviction of a felony involving a crime of moral turpitude or (ii) acts of Employee which, in the unanimous judgment of the Board, constitute willful fraud on the part of Employee in connection with his duties under this Agreement, including misappropriation or embezzlement in the performance of duties as an employee of the Company, or willfully engaging in conduct materially injurious to the Company and in violation of the covenants contained in this Agreement.

(b) Termination.  This Agreement may be terminated by the Company with the express approval of the Board of Directors, without prior notice to Executive on account of Executive’s gross misconduct, a violation of this Agreement, habitual neglect of the Executive to perform his duties under this Agreement, Executive’s acts of dishonesty or other conduct which damages the reputation or standing of the Company, Executive’s unauthorized disclosure of confidential information or trade secrets, dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of Executive’s duties and Executive’s breach of Executive’s duty of loyalty to Company.

(c) Termination upon sale of Company:  Notwithstanding anything to the contrary, the Company may terminate this Agreement by giving ten (10) days notice to the Executive if any of the following events occur:

(1) the Company sells substantially all of its assets to a single purchaser or to a group of associated purchasers;
(2) at least two-thirds of the outstanding corporate shares of the Company are sold, exchanged, or otherwise disposed of, in one transaction;
(3) the Company elects to terminate its business or liquidate its assets; or
(4) there is a merger or consolidation of the Company in a transaction in which the Company’s s shareholders receive less than fifty (50%) percent of the outstanding voting shares of the new or continuing corporation.

(d)  Effect of Merger, Consolidation, transfer of assets, or Dissolution.

(1)  This agreement shall not be terminated by any voluntary or involuntary dissolution of Company resulting from either a merger or consolidation in which Company is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of Company.

(2)  In the event of any such merger or consolidation or transfer of assets, Company's rights, benefits, and obligations hereunder shall be assigned to the surviving or resulting corporation or the transferee of Company's assets.

10.  Executive’s Stock Holdings in Company

(a)  Disposition of Stock during Lifetime.  Except to the extent as provided for by Rule 144 of the Securities and Exchange Act, Executive shall not dispose of any of the shares of stock of the Company now or hereafter owned by him except pursuant to the terms of this agreement or with the written consent of Michael Nugent, CEO or Robert Smith, Corporate Secretary, so long as at the applicable time these individuals are still shareholders (hereinafter “the other Stockholders”).  The word "dispose" as herein used shall mean to sell, assign or transfer, with or without consideration, encumber, pledge, hypothecate, or otherwise dispose of shares of stock in the Company.

(1) If wishing to dispose of his shares, Executive shall first give written notice to the Company pursuant to the terms of paragraph 20.  Within thirty (30) days after the receipt of such notice, the Company, out of its surplus, shall have the option, but not the obligation, to purchase all of the Executive’s shares of stock at a mutually agreed upon price per share.  If such option is not exercised by the Company, the Stockholders to purchase all of the Executive’s shares.   The exercise of this option shall be in writing and mailed pursuant to the terms of paragraph 20 to the Executive and the Company.  In either event, whether the Company or the other Stockholders elect to purchase, the notice accepting the offer shall specify the date for the closing of the purchase which shall be not more than thirty (30) days after the receipt by the Executive of such acceptance notice given by the Company or Stockholder(s), as the case may be.

(2) The purchase price shall be the per share published market price;

(3) If the offer to sell is neither accepted by the Company nor by the other Stockholders, the Executive may, thereafter, make a bona fide transfer or dispose of their shares of stock to a prospective outside purchaser, in which event said third party shall hold such shares subject to the terms, conditions, and restrictions of the shares or this agreement and shall become a signatory thereto.

(i)           The Executive, in such case, shall give written notice to the Company and, as applicable, Stockholder(s) specifying the name and address of the prospective outside purchaser and the terms of the proposed transaction with said outsider.  There shall be annexed to the said notice a copy of the contract, if any, between the Executive and the outsider.  The Company shall thereupon, in the first instance, have a further option to consummate the transaction with the Executive at the same price and at the same terms as specified in said notice, or, alternatively, if the Company shall be unable or shall refuse to exercise said further option, then the Stockholders may do so as provided herein.

(ii)  If such further option be exercised by the Company or other Stockholders, notice shall be given to the Executive of the willingness of the Company, in the first instance, or, as applicable, Stockholder(s), in the second instance, to close the transaction on the basis offered by an outsider.  In either event, whether the Company or the other Stockholders elect to meet the outsider's terms, the acceptance notice shall specify the date for the closing of the transaction which shall not be later than that of the proposed transaction with said outsider.

(iii)           If the Company or, as applicable, the Stockholder(s), for any reason whatsoever, fail to exercise either the first option provided for under this agreement or the further option, in either of such cases the Executive’s shares of stock shall be freed from the restrictions of this agreement and the said shares of stock may be sold to any outsider upon such terms as the Executive may see fit to offer and an outsider may see fit to accept.  If the Executive consummates a sale with an outsider under the provisions of this paragraph of the agreement, in such case, the Executive shall furnish copies of all documents executed with the outsider within five (5) days after their execution and delivery

(b)  Purchase of Stock Upon Death

(1)  Obligatory Purchase and Sale. Upon the death of the Executive, the Company shall be given first right of refusal to purchase all or a portion of his shares of stock, or the shares of stock to which he or his personal representative shall be entitled, at a price equal market or an otherwise mutually agreed upon price.

(2) Terms of Payment.  The Company shall pay to the personal representative of the Executive the purchase price, as hereinabove determined, as a onetime cash settlement or as otherwise agreed to in writing and attached to this agreement.

(3)  Failure of Corporation to Purchase.  If the Company, for any reason whatsoever, shall fail or refuse to purchase all of the shares of the Executive, then, the stock shall be sold at market price and demand.

(c)  Purchase Price

(1)  The purchase price of any stock of the Company sold, purchased or retired pursuant to any provision of this Agreement shall be determined based on the published market price of the Company’s stock.

(3)  No allowance of any kind shall be made for good will, trade name or similar intangible asset(s), beyond that assigned by market price.

(d)  Involuntary Assignments

(1)  In the event that the Executive shall be divested of title to his shares of capital stock by involuntary sale, assignment or transfer, (as, for example, but without limiting the generality thereof, by sale under levy of attachment or execution, or sale in connection with bankruptcy or other court process) or transfer to a spouse in satisfaction of marital rights in connection with a separation or divorce, the person, firm or corporation acquiring such stock (hereinafter called the “Judicial Assignee"), shall take and hold such shares of capital stock subject to all the restrictions and obligations as was the Executive.

(2)  Within thirty (30) days after such stock is transferred to the Judicial Assignee on the books of the Company, if such transfer be deemed proper by the Company, the Company may (but shall not be obligated to), by written notice given to the Judicial Assignee, elect to purchase from the Judicial Assignee the subject stock for the same amount as the Judicial Assignee paid for the stock, or an otherwise mutually agreed upon price.
11.           Ownership in Company.  All ideas, inventions, trademarks, and other developments or improvement conceived by Executive, alone or with others, during the term of employment, whether or not during working hours, that are within the scope of Company's business operations, or that relate to any Company or Company Subsidiaries work or projects, are the exclusive property of the Company. Executive agrees to assist the Company and Company Subsidiaries, at its expense, to obtain patents on any patentable ideas, inventions, trademarks, and other developments, and agrees to execute all documents necessary to obtain the patents in the name of the Company or Company Subsidiaries.

12.           Nondisclosure.  Executive shall be dealing with Company's confidential information, inventions, trade secrets, and processes which are Company's sole and exclusive property.  Executive agrees that Executive shall neither disclose to anyone, directly or indirectly, without the prior written consent of the Company, Company's confidential information, nor will Executive use said confidential information outside the scope of Executive’s employment. All documents that Executive prepares and all confidential information provided to Executive as a result of or related to Executive’s employment shall, at all times, remain the exclusive property of the Company, and will remain in Company's possession on its premises. Under no circumstances, may Executive remove any confidential information or documents from Company's premises.

13.           Client Information.  The Executive acknowledges that the list of the Company's Clients and Brokers, as the Company may determine from time to time, is a valuable, special, and unique asset of the Company's business. The Executive shall not, during and after the term of his employment, disclose all or any part of the Executive's customer list to any person, firm, corporation, association, or other entity for any reason or purpose. In the event of the Executive's breach or threatened breach of this paragraph, the Company shall be entitled to a preliminary restraining order and an injunction restraining and enjoining the Executive from disclosing all or any part of the Company's Client list and from rendering any services to any person, firm, corporation, association, or other entity to whom all or any part of such list has been, or is threatened to be, disclosed. In addition to or in lieu of the above, the Company may pursue all other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Executive.

14.           Trade Secrets.

(a)  The parties acknowledge and agree that during the term of this agreement and in the course of the discharge of Executive’s duties hereunder, Executive shall have access to and become acquainted with financial, personnel, sales, scientific, technical and other information regarding formulas, patterns, compilations, programs, devices, methods, techniques, operations, plans and processes that are owned by Company, actually or potentially used in the operation of Company's business, or obtained from third parties under an agreement of confidentiality, and that such information constitutes Company's ''trade secrets.''

(b)  Executive specifically agrees that Executive shall not misuse, misappropriate, or disclose in writing, orally or by electronic means, any trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of this agreement or at any other time thereafter, except as is required in the course of Executive’s employment.

(c)  Executive acknowledges and agrees that the sale or unauthorized use or disclosure in writing, orally or by electronic means, of any of Company's trade secrets obtained by Executive during the course of Executive’s employment under this agreement, including information concerning Company's actual or potential work, services, or products, the facts that any such work, services, or products are planned, under consideration, or in production, as well as any descriptions thereof, constitute unfair competition. Executive promises and agrees not to engage in any unfair competition with Company, either during the term of this Agreement or at any other time thereafter

(d)  Executive further agrees that all files, records, documents, drawings, specifications, equipment, software, and similar items whether maintained in hard copy or on-line relating to Company's or Company Subsidiaries’ business, whether prepared by Executive or others, are and shall remain exclusively the property of Company and that they shall be removed from the premises or, if kept on-line, from the computer systems of Company only with the express prior written consent of the Company.

15.           Use of Executive’s Name.

(a) Company shall have the right to use the name of Executive as part of the trade name or trademark of Company if it should be deemed advisable to do so. Any trade name or trademark, of which the name of Executive is a part, that is adopted by Company during the employment of Executive may be used thereafter by Company for as long as Company deems advisable.
(b) Executive shall not, either during the term of this Agreement or at any time thereafter, use or permit the use of Executive’s name in the trade name or trademark of any other enterprise if that other enterprise is engaged in a business similar in any respect to that conducted by Company, unless that trade name or trademark clearly indicates that the other enterprise is a separate entity entirely distinct from and not to be confused with Company and unless that trade name or trademark excludes any words or symbols stating or suggesting prior or current affiliation or connection by that other enterprise or its employees with Company.

16.           Nontransferability.  Neither Executive, Executive’s spouse, nor their estates shall have any right to commute, anticipate, encumber or dispose of any payment under this Agreement.  Such payments and accompanying rights are nonassignable and nontransferable, expect as otherwise specifically provided for in this Agreement.

17.           Breach of the Agreement.  In the event of any claimed breach of this Agreement, the party claimed to have committed the breach will be entitled to written notice of the alleged breach and a period of ten (10) days in which to remedy such breach. Executive acknowledges and agrees that a breach of any of the covenants contained in this Agreement will result in irreparable and continuing harm to the Company for which there will be no adequate remedy at law. The Company will be entitled to preliminary and permanent injunctive relief to restrain Executive from violating the terms and conditions of this Agreement in addition to other available remedies, at law and in equity.
(1) Executive acknowledges that: (i) compliance with Paragraphs 2(e), (f), and (g) is necessary to protect the Company's business and good will; (ii) a breach of those Paragraphs will irreparably and continually damage Company; and (iii) an award of money damages will not be adequate to remedy such harm.
(2) Consequently, Executive agrees that, in the event he breaches or threatens to breach any of these covenants, Company shall be entitled to both: (i) a preliminary or permanent injunction in order to prevent the continuation of such harm; and (ii) money damages, insofar as they can be determined, including, without limitation, all reasonable costs and attorneys' fees incurred by the Company in enforcing the provisions of this Agreement. Nothing in this Agreement, however, shall prohibit Company from also pursuing any other remedy.
(3) If, after the expiration of the three (3) year period referred to in Paragraph 2(e) hereof, Executive becomes affiliated with any business that competes with Company, either as a shareholder, manager, partner, creditor, employee, consultant, agent or independent contractor, or a customer or account of Company becomes a customer or account of the competing business with which Executive is affiliated, this fact shall be presumptive evidence that Executive has breached the terms of this Agreement, and the burden of proving otherwise shall rest upon Executive.
(4) As money damages for the period of time during which Executive violates these covenants, Company shall be entitled to recover the full amount of any fees, compensation, or other remuneration earned by Executive as a result of any such breach.

18.           Binding Effect.  This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, including without limitation, any person, partnership, company or corporation which may acquire substantially all of the Company’s assets or business or with or into which the Company may be liquidated, consolidated or otherwise combined.  In addition, this Agreement shall inure to the benefit of, and be binding upon, Executive, Executive’s heirs, distributes, assigns, and personal representatives.

19.           Waiver.  The failure of either party to insist in any one or more instances upon performance of any term or condition of this Agreement shall not be construed as a waiver of future performance.  The obligations of either party with respect to such term, covenant or condition shall continue in full force and effect.

20.           Notice.  Any notice given hereunder shall be in writing and delivered or mailed by first class mail and either reputable overnight delivery service or registered certified mail return receipt requested to the parties at the following addresses:

Company:            Roadships Holdings, Inc.
525 North Tryon Street
Suite 1600 City Center
Charlotte NC 28202
704-237-3194

Executive:            Voltaire Gomez
141 Orange Ave.
#203
Coronado, CA 92118

21.           Entire Agreement.  This Agreement supersedes all previous agreements between Executive and Company and contains the entire understanding and agreement between the parties with respect to its subject matter.  This Agreement cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both Executive and Company.

22.           Headings.  Headings in this Agreement are for convenience purposes only and shall not be used to interpret or construe its provisions.

23.           Governing Law.  This Agreement shall be construed in accordance with and be governed by the laws of the State of Delaware.

24.           Arbitration.  Any dispute or claim arising from or in any way related to this agreement shall be settled by arbitration in North Carolina at the option of Company. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate a panel of three arbitrators from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration.  A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.  The decision of the arbitrators shall be rendered within sixty (60) days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration.  The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

24.           Severability.  If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

IN WITNESS HEREOF, the parties have executed this Agreement the day and year above written.

Executive                                                                Company

________________________                                   _____________________________
Voltaire Gomez                                                              Roadships Holdings, Inc.
By: Micheal Nugent, CEO

Corporate Seal
Attest:

________________________

Robert Smith
Corporate Secretary